Exhibit 4.2



                              ALABAMA POWER COMPANY

                                       TO

                            THE CHASE MANHATTAN BANK,
                                     TRUSTEE





                             -----------------------




                          SECOND SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 25, 1999

                             -----------------------





                                   $51,550,000

                       SERIES C JUNIOR SUBORDINATED NOTES

                              DUE FEBRUARY 28, 2029






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                               TABLE OF CONTENTS1

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                                                                                               Page
ARTICLE 1 Series C Junior Subordinated Notes.......................................................1

     SECTION 101. Establishment....................................................................1
     SECTION 102. Definitions......................................................................2
     SECTION 103. Payment of Principal and Interest...............................................13
     SECTION 104. Deferral of Interest Payments...................................................14
     SECTION 105. Denominations...................................................................15
     SECTION 106. Global Securities...............................................................15
     SECTION 107. Transfer........................................................................15
     SECTION 108. Redemption......................................................................16

ARTICLE 2 Distributions Procedures................................................................16

     SECTION 201. Distributions and Distribution Payments.........................................16
     SECTION 202. Distribution Rate...............................................................18
     SECTION 203. Distribution Periods............................................................19

ARTICLE 3 Auction Procedures......................................................................20

     SECTION 301. Applicable Rate.................................................................20
     SECTION 302. Auction Agent...................................................................21
     SECTION 303. Broker-Dealers..................................................................21
     SECTION 304. Purchaser's Letter..............................................................22
     SECTION 305. Auction Date....................................................................23
     SECTION 306. Orders..........................................................................24
     SECTION 307. Existing Holders................................................................24
     SECTION 308. Potential Holders...............................................................26
     SECTION 309. Extension Period................................................................26
     SECTION 310. Determination of Distribution Rate in an Auction................................27
     SECTION 311. Acceptance and Rejection of Orders and Allocation of Preferred Securities.......28
     SECTION 312. Notification of Results.........................................................30

ARTICLE 4 Events of Default.......................................................................31

     SECTION 401. Restatement of Section 5.01.....................................................31

ARTICLE 5 Miscellaneous Provisions................................................................31

     SECTION 501. Recitals by Company.............................................................31
     SECTION 502. Ratification and Incorporation of Original Indenture............................32
     SECTION 503. Executed in Counterparts........................................................32

1
 This table of Contents does not constitute part of the Indenture or have any  bearing upon the interpretation of any of its terms and provisions.

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                  THIS SECOND SUPPLEMENTAL INDENTURE is made as of the 25th day of February, 1999, by and between ALABAMA POWER COMPANY, an Alabama corporation, 600 North 18th Street, Birmingham, Alabama 35291 (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, 450 West 33rd Street, New York, New York 10001 (the "Trustee").

                              W I T N E S S E T H:

                  WHEREAS, the Company has heretofore entered into a Subordinated Note Indenture, dated as of January 1, 1997 (the "Original Indenture") with The Chase Manhattan Bank;

                  WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by the First Supplemental Indenture dated as of January 1, 1997 and this Second Supplemental Indenture dated as of February 25, 1999, is herein called the "Indenture";

                  WHEREAS, under the Original Indenture, a new series of Junior Subordinated Notes may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

                   WHEREAS, the Company proposes to create under the Indenture a new series of Junior Subordinated Notes;

                  WHEREAS, additional Junior Subordinated Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

                  WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

                  NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                       Series C Junior Subordinated Notes

SECTION 101.   Establishment.

                  There is hereby established a new series of Junior Subordinated Notes to be issued under the Indenture, to be designated as the Company's Series C Junior Subordinated Notes due February 28, 2029 (the "Series C Notes").

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                  There are to be authenticated and delivered $51,550,000
principal amount of Series C Notes, and no further Series C Notes shall be authenticated and delivered except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series C Notes shall be issued in definitive fully registered form.

                  The Series C Notes shall be in substantially the form set out in Exhibit A hereto. The entire principal amount of the Series C Notes shall initially be evidenced by one certificate issued to the Property Trustee of Alabama Power Capital Trust III.

                  The form of the Trustee's Certificate of Authentication for the Series C Notes shall be in substantially the form set forth in Exhibit B hereto.

                  Each Series C Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 102.  Definitions.

                  The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

                  "Additional Interest" with respect to the Series C Notes means
(i) such additional amounts as may be required so that the net amounts received and retained by the Holder (if the Holder is the Securities Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the Holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed; and (ii) any interest due and not paid on an Interest Payment Date, together with interest thereon from such Interest Payment Date to the date of payment on each Interest Payment Date.

                  "Administrative Trustee" means each of the individuals identified as an "Administrative Trustee" in the Trust Agreement.

                   "Applicable Percentage" has the meaning specified in the definition of "Maximum Applicable Rate."

                   "Applicable Rate" means the Distribution Rate determined pursuant to the Auction Procedures.

                  "Agent Member" has the meaning specified in Section 304(iii).

                  "Auction" means the procedure by which the Applicable Rate for the Preferred Securities shall be determined in accordance with the Auction Procedures.

                  "Auction Agent Agreement" means the agreement among the Company, the Securities Trust and The Chase Manhattan Bank as auction agent dated as of February 1, 1999.

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                  "Auction Agent" means The Chase Manhattan Bank, its successors or assigns, or such other bank or trust company appointed to such capacity by the Administrative Trustees.

                  "Auction Date" means the date an Auction is held at the end of each Distribution Period to determine the Applicable Rate for the subsequent Distribution Period as provided in Section 305.

                  "Auction Procedures" means the procedures by which the Auction Agent will conduct the Auctions as set forth in Article 3.

                  "Available Preferred Securities" has the meaning specified in
Section 310.

                  "Bankruptcy Event" means, with respect to any Person:

                           (i) the entry of a decree or order by a court having
                  jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under federal bankruptcy law or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator or other similar official of such Person or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of such decree or order unstayed and in effect for a period of 60 consecutive days; or

                           (ii) the institution by such Person of proceedings to
                  be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or similar official of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of action by such Person in furtherance of any such action.

                  "Bid" means (i) with respect to a Potential Holder, an Order indicating the number of Preferred Securities that such Potential Holder offers to purchase if the Applicable Rate for the Preferred Securities for the next Distribution Period is not less than the rate per annum specified in such Bid and (ii) with respect to an Existing Holder, an Order indicating the number of Preferred Securities that such Existing Holder desires to continue to hold provided that the Applicable Rate for the next Distribution Period is not less than the rate per annum specified in such Bid.

                  "Bidder" means an Existing Holder or a Potential Holder placing an Order.

                  "Business Day" means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed (iii) a day on which the Corporate Trust Office or the Indenture Trustee's principal corporate trust office is closed for business or (iv) a day on which the New York Stock Exchange is closed.

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                  "Broker Dealer" has the meaning specified in Section 303.

                  "Calendar Period" with respect to any date means a period of fourteen consecutive calendar days ending ten calendar days prior to such date.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Commercial Paper Rate," on any date, means in the case of any Short-Term Distribution Period of (a) fewer than 45 days, the interest equivalent of the 30-day rate, (b) 45 days or more but fewer than 70 days, the interest equivalent of the 60-day rate, (c) 70 days or more but fewer than 85 days, the arithmetic average of the interest equivalent of the 60-day and 90-day rates, (d) 85 days or more but fewer than 120 days, the interest equivalent of the 90-day rate, (e) 120 days or more but fewer than 148 days, the arithmetic average of the interest equivalent of the 90-day and 180-day rates, or (f) 148 days or more but fewer than 184 days, the interest equivalent of the 180-day rate, in each case, on commercial paper placed on behalf of issuers whose corporate bonds are rated AA by S&P or Aa by Moody's, or the equivalent of such rating by another rating agency, as made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date. In the event that the Federal Reserve Bank of New York does not make available the needed rate or rates, then such rate will be the arithmetic average of the interest equivalent of the rate or average of rates, in each case, on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by Goldman, Sachs & Co. or, in lieu thereof, their respective affiliates or successors that are engaged in buying or selling commercial paper ("Commercial Paper Dealers"), to the Auction Agent as of the close of business on the Business Day immediately preceding such date. In the event that the Federal Reserve Bank of New York does not make available a required rate and if any Commercial Paper Dealer does not quote a rate required to determine the Commercial Paper Rate, the Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by the remaining Commercial Paper Dealer or Commercial Paper Dealers and any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Administrative Trustees to provide such rate or rates not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers, as the case may be, or, if the Administrative Trustees do not select any such Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers, by the remaining Commercial Paper Dealer or Commercial Paper Dealers. For purposes of this definition, "interest equivalent" means the equivalent yield on a 360-day basis of a discount basis security to an interest bearing security. "Substitute Commercial Paper Dealers" will mean any substitute recognized dealers in commercial paper selected by the Administrative Trustees.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Company" means Alabama Power Company.

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                  "Default Rate" is the higher of: (i) the product of the
Commercial Paper Rate applicable to a 28-day Short-Term Distribution Period, determined as of the date of the related Trust Agreement Event of Default that gives rise to the application of such Default Rate, multiplied by the Applicable Percentage (as in effect on such date) that would be applicable if the Preferred Securities had a Prevailing Rating of below "baa3"/BBB-; or (ii) the Distribution Rate in effect for the Distribution Period in respect of which such Trust Agreement Event of Default occurred.

                  "Deferred Interest" means each installment of interest not paid during any Extension Period, and interest thereon. Deferred installments of interest shall bear interest at the rate of the prevailing Interest Rate per annum from the applicable Interest Payment Date to the date of payment, compounded on each Interest Payment Date.

                  "Distribution Payment Date" means each day on which Distributions are payable on the Preferred Securities determined based on the length of the applicable Distribution Period.

                 "Distribution Period" means the period for which Distributions are payable on the Preferred Securities.

                  "Distribution Rate" means the rate at which Distributions will accrue on the Trust Securities.

                  "Distributions" means amounts payable in respect of the referred Securities pursuant to Section 4.01 of the Trust
Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Holder" means a person who has signed and delivered a Purchaser's Letter (if required to do so by its Broker-Dealer) and is listed as the beneficial owner of the Preferred Securities in the records of the Auction Agent or such beneficial owner's Broker-Dealer, who may act as the agent of the Auction Agent for the limited purpose of maintaining such information.

                  "Extension Period" means any period during which the Company has elected to defer payments of interest on the Series C Notes, which deferral may be for a period of up to five years.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

                  "Final Distribution Period" has the meaning specified in
Section 203.

                  "Hold Order" has the meaning specified in Section 307.

                  "Indenture Event of Default" shall have the meaning set forth n Section 401.

                  "Indenture Redemption Date" means "Redemption Date," as defined in the Original Indenture.

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                  "Interest Payment Dates" means the dates on which interest on the Series C Notes is payable.

                  "Interest Period" means the period for which interest on the Series C Notes is payable.

                  "Interest Rate" is the rate at which interest shall accrue on the Series C Notes.

               "1940 Act" means the Investment Company Act of 1940, as amended.

                  "Investment Company Event" means that the Administrative Trustees and the Company shall have received an opinion of independent counsel (which may be counsel to the Company) to the effect that, as a result of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority after the Original Issue Date, there is more than an insubstantial risk that the Securities Trust is or will be considered an investment company under the 1940 Act.

                  "Long-Term Distribution Period" means a Distribution Period of 365 days or longer.

                  "Maximum Applicable Rate" on any date means (i) with respect to an Auction relating to a Short-Term Distribution Period of less than 184 days, the percentage of the Commercial Paper Rate and (ii) with respect to an Auction relating to a Short-Term Distribution Period of 184 days or more or a Long-Term Distribution Period, the percentage of the Treasury Index Rate, in each case as of the close of business on the Business Day next preceding such date, determined as set forth below based on the Prevailing Rating in effect at the close of business on such Business Day (such percentage, the "Applicable Percentage"):

                  Prevailing Rating*         Applicable Percentage
                  "aa3"/AA- or above                     150%
                  "A3"/A-                                200%
                  "baa3"/BBB-                            250%
                  Below "baa3"/BBB-                      300%


* If two ratings do not fall in the same category set forth in this table, the Applicable Percentage will be determined on the basis of the lower rating. For example, a rating of "a3"/BBB+ would result in an Applicable Percentage of 250%.

                  "Minimum Applicable Rate" with respect to any date means (i) with respect to an Auction relating to a Long-Term Distribution Period or a Short-Term Distribution Period of 184 days or more, 58% of the Treasury Index Rate at the close of business on the Business Day next preceding the related Auction Date and (ii) with respect to an Auction relating to a Short-Term Distribution Period of less than 184 days, 58% of the Commercial Paper Rate at the close of business on the Business Day next preceding the related Auction Date.

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                  "Moody's" means Moody's Investors Service, Inc. or any
successor thereto.

                  "Non-Auction Rate" means (i) the Maximum Applicable Rate as in effect on the date of any failure to hold an Auction (except during an Extension Period or during the continuance of a Trust Agreement Event of Default) or (ii) if an Auction is not held on two consecutive Auction Dates and the Non-Auction Rate is applicable, the Non-Auction Rate will be the Special Maximum Applicable Rate on the Business Day immediately preceding the first day of the next Distribution Period.

                  "Original Issue Date" means February 25, 1999.

                  "Order" means the communication to a Broker-Dealer by an Existing Holder or Potential Holder of the information necessary for the Auction Agent to conduct an Auction pursuant to the Auction Procedures.

                  "Potential Holder" means each prospective purchaser of a Preferred Security who shall have executed and delivered a Purchaser's Letter (if required by its Broker-Dealer) or who shall have submitted a Bid.

                  "Preferred Security" means an undivided beneficial ownership interest in the assets of the Securities Trust having a Liquidation Amount of $50,000 and having rights provided therefor in the Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

                  "Prevailing Rating" of the Preferred Securities means:

                           (i) "aa3"/AA- or above if the Preferred Securities
                  have a rating of "aa3" or better by Moody's and AA- or better by S&P;

                           (ii) if not "aa3"/AA- or above, then "a3"/A- if the
                  Preferred Securities have a rating of "a3" or better by Moody's and A- or better by S&P;

                           (iii) if not "aa3"/AA- or above or "a3"/A-, then
                  "baa3"/BBB- if the Preferred Securities have a rating of "baa3" or better by Moody's and BBB- or better by S&P; and

                           (iv) if not "aa3"/AA- or above, "a3"/A- or
"baa3"/BBB-, then below "baa3"/BBB.

                  "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee" in the Trust Agreement solely in its capacity as Property Trustee of the Trust.

                  "Purchaser's Letter" shall have the meaning specified in
Section 304.

                  "Record Date" with respect to any Interest Payment Date means the opening of business on the Business Day immediately preceding an Interest Payment Date.

                  "S&P" means Standard & Poor's Ratings Group or any successor thereto.

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                  "Securities Trust" means Alabama Power Capital Trust III, a statutory business trust formed by the Company under Delaware law to issue Trust Securities, the proceeds of which will be used to purchase Series C Notes.

                  "Securityholder" or "Holder" when used with respect to a Trust Security means a Person in whose name a Trust Security or Securities is registered in the Securities Register for the Trust Securities; any such Person is a beneficial owner within the meaning of the Delaware Business Trust Act.

                  "Sell Order" has the meaning specified in Section 307.

                  "Short-Term Distribution Period" means a Distribution Period from seven to 364 days and always divisible evenly by seven.

                  "Special Event" means an Investment Company Act Event or Tax Event.

                  "Special Maximum Applicable Rate" has the meaning specified in Section 310.

                  "Special Securities" means securities that can, at the option of the holder, be surrendered at face value in payment of any federal estate tax or that provide tax benefits to the holder and are priced to reflect such tax benefits or that were originally issued at a deep or substantial discount.

                  "Stated Maturity" means February 28, 2029.

                 "Submission Deadline" has the meaning specified in Section 306.

                  "Submitted Bid" has the meaning specified in Section 310.

                  "Submitted Hold Order" has the meaning specified in Section
310.

                  "Submitted Sell Order" has the meaning specified in Section
310.

                  "Sufficient Clearing Bids" shall have the meaning set forth in
Section 310.

                  "Tax Event" means that the Company shall have received an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the Securities Trust would be subject to United States federal income tax with respect to income accrued or received on the Series C Notes, (ii) interest payable on the Series C Notes would not be deductible by the Company for United States federal income tax purposes, or (iii) the Securities Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Original Issue Date.

                  "Ten-Year Average Yield" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years).

                  "Ten-Year Constant Maturity Rate," on any date, means the arithmetic average of the two most recent weekly per annum Ten-Year Average Yields (or the one weekly per annum Ten-Year Average Yield, if only one such yield is published during the Calendar Period with respect to such date), as published weekly by the Federal Reserve Board during the Calendar Period with respect to such date. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten-Year Average Yield during such Calendar Period, then the Ten-Year Constant Maturity Rate with respect to such date shall be the arithmetic average of the two most recent weekly per annum Ten-Year Average Yields (or the one weekly per annum Ten-Year Average Yield, if only one such yield is published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Administrative Trustees. In the event that a per annum Ten-Year Average Yield is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Ten-Year Constant Maturity Rate with respect to such date will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield is published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eight nor more than 12 years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board does not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Administrative Trustees. In the event that the Administrative Trustees determine in good faith that for any reason the Auction Agent cannot determine the Ten-Year Constant Maturity Rate with respect to such date as provided above in this paragraph, then the Ten-Year Constant Maturity Rate with respect to such date will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than 12 years from the date of each such quotation, as quoted daily for each Business Day in New York City (or less frequently if daily quotations are not generally available) to the Auction Agent by U.S. Government Securities Dealers. The Ten-Year Constant Maturity Rate will be rounded to the nearest one one-hundredth of a percentage point.

                  "Thirty-Year Average Yield" shall mean the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities (adjusted to constant maturities of 30 years).

                  "Thirty-Year Constant Maturity Rate" shall mean, on any date, the arithmetic average of the two most recent weekly per annum Thirty-Year Average Yields (or the one weekly per annum Thirty-Year Average Yield, if only one such yield shall be published during the relevant Calendar Period), as published or reported weekly by the Federal Reserve Board during the Calendar Period with respect to such date. In the event that the Federal Reserve Board does not publish such a weekly per annum Thirty-Year Average Yield during such Calendar Period, then the Thirty-Year Constant Maturity Rate with respect to such date shall be the arithmetic average of the two most recent weekly per annum Thirty-Year Average Yields (or the one weekly per annum Thirty-Year Average Yield, if only one such yield shall be published weekly during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Administrative Trustees. In the event that a per annum Thirty-Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Thirty-Year Constant Maturity Rate with respect to such date will be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly per annum average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than 28 nor more than 30 years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Administrative Trustees. In the event that the Administrative Trustees determine in good faith that for any reason the Auction Agent cannot determine the Thirty-Year Constant Maturity Rate with respect to such date as provided above in this paragraph, then the Thirty-Year Constant Maturity Rate with respect to such date will be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U.S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than 28 nor more than 30 years from the date of each such quotation, as quoted daily for each Business Day in New York City (or less frequently if daily quotations shall not be generally available) to the Auction Agent by U.S. Government Securities Dealers. The Thirty-Year Constant Maturity Rate will be rounded to the nearest one one-hundredth of a percentage point.

                  "Treasury Bill Rate," on any date, means the interest equivalent of the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during the Calendar Period with respect to such date) for three-month U.S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period with respect to such date. In the event that the Federal Reserve Board does not publish such a weekly per annum market discount rate during such Calendar Period, then the Treasury Bill Rate for each date will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during such Calendar Period) for three-month U.S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Administrative Trustees. In the event that a per annum market discount rate for three-month U.S. Treasury bills is not published by the Federal Reserve Board or by any Federal Reserve Bank or by any U.S. Government department or agency during such Calendar Period, then the Treasury Bill Rate with respect to such date will be the arithmetic average of the two most recent weekly per annum market discount rates (or the one weekly per annum market discount rate, if only one such rate is published during such Calendar Period) for all of the U.S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U.S. Government department or agency selected by the Administrative Trustees. In the event that the Administrative Trustees determine in good faith that for any reason no such U.S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such date will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each Business Day in New York City (or less frequently if daily quotations are not generally available) to the Auction Agent by U.S. Government Securities Dealers. In the event that the Administrative Trustees determine in good faith that for any reason the Auction Agent cannot determine the Treasury Bill Rate for any date as provided above in this paragraph, the Treasury Bill Rate for such date will be the arithmetic average of the per annum market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable interest-bearing U.S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each Business Day in New York City (or less frequently if daily quotations shall not be generally available) to the Auction Agent by U.S. Government Securities Dealers. For purposes of this definition, "interest equivalent" means the equivalent yield on a 360-day basis of a discount basis security to an interest bearing security. The Treasury Bill Rate will be rounded to the nearest one one-hundredth of a percentage point.

                  "Treasury Index Rate," on any date, means the interest equivalent of the rate for direct obligations of the United States having a maturity that is equal to, or, if not equal to, next shorter than, the length of the applicable Distribution Period, as published weekly by the Federal Reserve Board in "Federal Reserve Statistical Release H.15(519) -- Selected Interest Rates" or any successor publication, within five Business Days preceding such date. If such statistical release is not published or is otherwise not available or does not contain such information, the Treasury Index Rate will be the arithmetic mean of the secondary market bid rates as of approximately 3:30 p.m., New York City time, on the Business Day immediately preceding such date, of U.S. Government Securities Dealers furnished to the Auction Agent for the issue of direct obligations of the United States, in an aggregate principal amount of at least $1 million with a remaining maturity equal to, or next shorter than, the length of such Distribution Period, as the case may be. If any U.S. Government Securities Dealer does not quote a rate required to determine the Treasury Index Rate, such rate shall be determined on the basis of the quotation or quotations furnished by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers (if any) and any substitute U.S. Government Securities Dealer or Dealers (each a "Substitute U.S. Government Securities Dealer") selected by the Administrative Trustees to provide such rate or rates not being supplied by any U.S. Government Securities Dealer or U.S. Government Securities Dealers, as the case may be, or, if the Administrative Trustees do not select any such Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers, by the remaining U.S. Government Securities Dealer or U.S. Government Securities Dealers; provided that, in the event that the Administrative Trustees are unable to cause such quotations to be furnished to the Auction Agent by such sources, the Administrative Trustees may cause the Treasury Index Rate to be furnished to the Auction Agent by such alternative source or sources as the Administrative Trustees in good faith deem to be reliable. For purposes of this definition, "interest equivalent" means the equivalent yield on a 360-day basis of a discount basis security to an interest bearing security.

                  "Trust Agreement" means the Alabama Power Capital Trust III Amended and Restated Trust Agreement among the Company and the Trustees dated as of February 1, 1999.

                  "Trust Agreement Event of Default" means any one of the following events (whatever the reason for such Trust Agreement Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (i) the occurrence of an Indenture Event of Default;
                  or

                           (ii) default by the Securities Trust in the payment
                  of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days or, if the Distribution Period in which such default occurs is less than 32 days, the continuation of such default for a period that is two days less than the length of such Distribution Period; or

                           (iii) default by the Securities Trust in the payment
                  of any redemption price of any Trust Security when it becomes due and payable; or

                           (iv) default in the performance, or breach, of any
                  covenant or warranty of the Trustees in the Trust Agreement (other than a covenant or warranty a default in whose performance or breach is dealt with in clause (ii) or (iii) above) and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Trustees by the Holders of at least 10% in liquidation amount of the Outstanding (as defined in the Trust Agreement) Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                           (v) the occurrence of a Bankruptcy Event with respect
to the Securities Trust.

                  "Trustees" means the Persons identified as "Trustees" in the Trust Agreement.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                  "Trust Security" means any one of the Common Securities (as defined in the Trust Agreement) or the Preferred Securities.

                  "U.S. Government Securities Dealers" means at least three recognized dealers in direct obligations of the United States, selected by the Administrative Trustees.

                  "Winning Bid Rate" has the meaning specified in Section 310.

SECTION 103. ...Payment of Principal and Interest.

                  The unpaid principal amount of the Series C Notes shall bear interest at the Interest Rate per annum until paid or duly provided for. Interest shall be paid on each Interest Payment Date to the Person in whose name the Series C Notes are registered on the Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity of principal or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. So long as an Extension Period is not occurring, any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Record Date and may either be paid to the Person or Persons in whose name the Series C Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee ("Special Record Date"), notice whereof shall be given to Holders of the Series C Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series C Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

                  While the Preferred Securities are outstanding (i) the Interest Rate will be equal to the Distribution Rate payable on the Preferred Securities, (ii) the Interest Periods will be the same as Distribution Periods for the Preferred Securities and (iii) the Interest Payment Dates will be the same as the Distribution Payment Dates for the Preferred Securities.

                  If the Securities Trust is terminated and the Series C Notes are distributed to the holders of the Preferred Securities, the interest payable, Interest Rate, Interest Periods and Interest Payment Dates will be determined in the same manner as the Distributions, Distribution Rate, Distribution Periods and Distribution Payment Dates for the Preferred Securities and the Auction Procedures shall remain the same except: (i) the effects of the Trust Agreement Events of Default shall be occasioned only by the Indenture Events of Default, (ii) the cure and waiver provisions relating to the Trust Agreement Events of Default shall be superceded by the cure and waiver provisions relating to the Indenture Events of Default and (iii) the Company shall enter into an auction agent agreement containing substantially the same terms as the Auction Agent Agreement.

                  Payment of the principal and interest (including Additional Interest, if any) due at the Stated Maturity or earlier redemption of the Series C Notes shall be made upon surrender of the Series C Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment
Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

                  The Company shall pay, as additional interest on the Series C Notes, when due to the United States or any other taxing authority, the amounts set forth in clause (i) of the definition of Additional Interest.

SECTION 104. ...Deferral of Interest Payments.

                  The Company has the right to defer payments of interest on the Series C Notes by extending the interest payment period from time to time on the Series C Notes (an "Extension Period"). During this Extension Period, (i) Interest will continue to accrue on the Series C Notes, (ii) Auctions will be discontinued, (iii) regardless of any notice by the Administrative Trustees to the contrary, each subsequent Interest Period during such Extension Period will be a 28-day Short-Term Distribution Period and (iv) the Interest Rate for each such Interest Period will be the Maximum Applicable Rate (which will be reset at the end of each 28-day Short-Term Distribution Period during the Extension Period).

                  If the Company decides to defer interest payments on the Series C Notes, the Extension Period shall consist of consecutive 28-day Short-Term Distribution Periods which in the aggregate shall not exceed five years (which approximates to a maximum of 65 consecutive 28-day Short-Term Distribution Periods). An Extension Period shall not extend beyond the stated maturity of the Series C Notes. Prior to the termination of any Extension Period, the Company may further defer payments of interest provided that the Extension Period, together with all previous and further extensions thereof, may not exceed 65 consecutive 28-day Short-Term Distribution Periods. There could be multiple Extension Periods of varying lengths throughout the term of the Series C Notes. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above limitations and requirements.

                  Upon the termination of any Extension Period, which termination shall be on an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name the Series C Notes are registered on the Record Date for such Interest Payment Date, provided that Deferred Interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable.

                  If the Company shall have given notice of its election to select any Extension Period, the Company shall not (i) declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing and (ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than its guarantee of the Preferred Securities issued by the Securities Trust) issued by the Company that rank pari passu with or junior to the Series C Notes.

                  The Company shall give the Holder or Holders of the Series C Notes, the Trustee and the Auction Agent notice, as provided in Sections 105 and 106, respectively, of the Original Indenture, of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate, or (ii) the date the Company or Securities Trust is required to give notice to any applicable self-regulatory organization of the record date or the date such distributions are payable. The Company shall cause the Securities Trust to give notice of the Company's selection of such Extension Period to Holders of the Trust Securities and the Auction Agent.

                  At any time any of the foregoing notices are given to the Trustee, the Company shall give to the Paying Agent for the Series C Notes such information as said Paying Agent shall reasonably require in order to fulfill its tax reporting obligations with respect to such Series C Notes.

SECTION 105.   ...Denominations.

                  The Series C Notes may be issued in the denominations of $50,000, or any integral multiple thereof.

SECTION 106. ...Global Securities.

                  If the Series C Notes are distributed to Holders of the Trust Securities of the Securities Trust in liquidation of such Holders' interests therein, the Series C Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series C Notes represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Series C Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

                  Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series C Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.

                  A Global Security shall be exchangeable for Series C Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series C Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series C Notes registered in such names as the Depositary shall direct.

SECTION 107.   ...Transfer.

                  No service charge will be made for any transfer or exchange of Series C Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  The Company shall not be required (a) to issue, transfer or exchange any Series C Notes during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice identifying the serial numbers of the Series C Notes to be called for redemption, and ending at the close of business on the day of the mailing, or (b) to transfer or exchange any Series C Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series C Note redeemed in part.

SECTION 108.   ...Redemption.

                  The Series C Notes shall be subject to redemption at the option of the Company, in whole or in part, without premium or penalty, at any time or from time to time on any Interest Payment Date, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest, including Additional Interest, if any, to the Redemption Date. In addition, upon the occurrence of a Special Event at any time, the Company may, within ninety (90) days following the occurrence thereof and subject to the terms and conditions of the Indenture, elect to redeem the Series C Notes, in whole, at a price equal to 100% of the principal amount to be redeemed plus any accrued but unpaid interest (including Additional Interest) to the Redemption Date.

                  In the event of redemption of the Series C Notes in part only, a new Series C Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.

                  The Series C Notes will not have a sinking fund.

                  Notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

                  Any redemption of less than all of the Series C Notes shall, with respect to the principal thereof, be divisible by $50,000.

                                   ARTICLE 2

                            Distributions Procedures

                  Article 2 sets forth the procedures to determine the Distribution Rate, Distribution Periods and Distribution Payment Dates for the Preferred Securities. While the Preferred Securities are outstanding, the Interest Rate, Interest Periods, Interest Payment Dates and associated terms relating to the Series C Notes shall be the same as the Distribution Rate, Distribution Periods and Distribution Payment Dates and associated terms relating to the Preferred Securities. If the Securities Trust is terminated and the Series C Notes are distributed to the holders of the Preferred Securities, subject to Section 103 herein, the below described procedures will be directly applicable to the Series C Notes.

SECTION 201. ...Distributions and Distribution Payments.

                  The Distribution Payment Date in respect of a Short-Term Distribution Period will be on the last day of such Short-Term Distribution Period and, in the case of a Short-Term Distribution Period in excess of 90 days, on such additional Distribution Payment Dates, if any, as the

Administrative Trustees may specify in connection with the establishment of such Short-Term Distribution Period. Distributions shall be payable on the Distribution Payment Date to the holders of record as of the Record Date.

                  If either (a) any additional Distribution Payment Date for a Short-Term Distribution Period in excess of 90 days is not a Business Day or (b) the day immediately succeeding any such additional Distribution Payment Date is not a Business Day, then Distributions will be payable on the first Business Day prior to the Distribution Payment Date that is immediately succeeded by a Business Day, except that if the Depositary changes its current practice of paying Distributions in next-day funds to paying Distributions in same-day funds and the Distribution Payment Date is not a Business Day, then Distributions will be payable, without interest, on the first Business Day following such Distribution Payment Date, in each case with the same force and effect as if payment was made on the date such payment was originally payable.

                  If either (a) the Distribution Payment Date for a Short-Term Distribution Period which is not an additional Distribution Payment Date described above or the final Distribution Payment Date for a Short-Term Distribution Period in excess of 90 days is not a Business Day or (b) the day immediately succeeding the Distribution Payment Date for such Distribution Period is not a Business Day, then such Short-Term Distribution Period will end on the first Business Day prior to the Distribution Payment Date that is immediately succeeded by a Business Day, except that if the Depositary changes its current practice of paying Distributions in next-day funds to paying Distributions in same-day funds and the Distribution Payment Date is not a Business Day, then the Short-Term Distribution Period will end on the first Business Day following such Distribution Payment Date.

                  Distribution Payment Dates in respect of a Long-Term Distribution Period generally will be on the first day of a month selected by the Administrative Trustees that is not more than four calendar months after the commencement of such Long-Term Distribution Period and quarterly thereafter on the first day of each succeeding third month and on the last day of such Long-Term Distribution Period. Distributions shall be payable on the Distribution Payment Date to the holders of record on the Record Date. If any such Distribution Payment Date is not a Business Day, Distributions on the Preferred Securities will be payable, without interest, on the immediately succeeding Business Day, with the same force and effect as if payment was made on the date such payment was originally payable. If the final Distribution Payment Date for a Long-Term Distribution Period would otherwise be a day that is not a Business Day, the immediately succeeding Business Day will be the final Distribution Payment Date for such Long-Term Distribution Period, with the same force and effect as if payment was made on the date such payment was originally payable, with no interest accruing for the intervening period.

                  The amount of Distributions per Preferred Security payable on each Distribution Payment Date in respect of a Short-Term Distribution Period (or a portion thereof) will be computed by multiplying the per annum Distribution Rate in effect for such Short-Term Distribution Period by a fraction, the numerator of which will be the actual number of days in such Short-Term Distribution Period (or portion thereof) (determined by including the first day thereof and excluding the last thereof) and the denominator of which will be 360, and multiplying the rate so obtained by $50,000. The amount of Distributions per Preferred Security payable on each Distribution Payment Date in respect of a Long-Term Distribution Period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, in the case of a Long-Term Distribution Period beginning or ending on a date other than the first day of a month, portions of any 30-day month based upon the actual number of days elapsed.

                  During an Extension Period, (i) Distributions will continue to accrue on the Preferred Securities, (ii) Auctions will be discontinued, (iii) regardless of any notice by the Administrative Trustees to the contrary, each subsequent Distribution Period during such Extension Period will be a 28-day Short-Term Distribution Period and (iv) the Distribution Rate for each such Distribution Period will be the Maximum Applicable Rate (which will be reset at the end of each 28-day Short-Term Distribution Period during the Extension Period).

SECTION 202.   Distribution Rate.

                  The Distribution Rate on the Preferred Securities for each Distribution Period following the initial Distribution Period will be the Applicable Rate, the Maximum Applicable Rate, the Non-Auction Rate or the Default Rate. Except in the event of (i) the failure to hold an Auction for any reason (other than because a Trust Agreement Event of Default exists) on the Auction Date scheduled to occur at the end of the preceding Distribution Period or (ii) the occurrence of a Trust Agreement Event of Default, the Distribution Rate for each subsequent Distribution Period will be the Applicable Rate.

                  The Non-Auction Rate will apply automatically to any Distribution Period if there is a failure to hold an Auction for any reason on the Auction Date scheduled to occur at the end of the preceding Distribution Period, except for circumstances in which the Distribution Rate is the Default Rate or during an Extension Period.

                  If a Trust Agreement Event of Default has occurred and is continuing, (i) Auctions will be discontinued, (ii) regardless of any notice by the Administrative Trustees on behalf of the Securities Trust to the contrary, each subsequent Distribution Period commencing after such Trust Agreement Event of Default but before Auctions are resumed will be a 28-day Short-Term Distribution Period, and (iii) the Distribution Rate for each such 28-day Short-Term Distribution Period will be equal to the Default Rate. The foregoing will continue until the earlier of (i) the occurrence of a Distribution Payment Date at least one Business Day prior to which the Trust Agreement Event of Default has been cured or waived in which case Auctions will resume as described herein for the Distribution Period commencing with such Distribution Payment Date or (ii) the Preferred Securities are redeemed.

                  A Trust Agreement Event of Default will be deemed to be cured or waived if, at any time, (a) after an Trust Agreement Event of Default exists and payment of interest and principal on the Series C Notes has been accelerated under the terms of the Indenture or (b) prior to a judgment or decree for the payment of the money due on the Preferred Securities has been obtained, the following events occur: (i) the holders of at least 66 2/3% in liquidation amount of the outstanding Preferred Securities give written notice to the Property Trustee, the Administrative Trustees and the Company to rescind and annul such declaration of acceleration of the Series C Notes and its consequences, (ii) the Securities Trust pays and deposits with the Depositary a sum sufficient to pay all Distributions (including any accrued interest) and liquidation amount due on the Preferred Securities otherwise than caused by the acceleration of the Series C Notes and (iii) all other Trust Agreement Events of Default are no longer continuing or have been waived.

SECTION 203. ...Distribution Periods.

                  Except as otherwise provided herein, upon not less than five Business Days, nor more than 20 days, written notice to the Auction Agent and the Depositary prior to (i) the last day of any Distribution Period or (ii) the last day of the final Distribution Period of any Extension Period or the last day of the final Distribution Period for which the Default Rate will be in effect, the Administrative Trustees, acting in their sole discretion, will select a Long-Term Distribution Period or a Short-Term Distribution Period as the next Distribution Period; provided that, if the Distribution Period existing prior to such Extension Period or prior to the first Distribution Period during which the Default Rate was applicable was a Final Distribution Period or a Long-Term Distribution Period that would still be in effect but for such Extension Period or Trust Agreement Event of Default, the next Distribution Period shall be the remaining term of such Final Distribution Period or Long-Term Distribution Period. The Administrative Trustees will not be obligated to provide notice of the selection of a subsequent Distribution Period, and failure to send notice by the fifth Business Day prior to the end of the then current Distribution Period will be deemed a selection of a 28-day Short-Term Distribution Period as the next Distribution Period.

                  In connection with the selection of Long-Term Distribution Period, the Company may establish different redemption provisions for the Series C Notes to be applicable during such Distribution Period.

                  The initial Distribution Period shall be a Short-Term Distribution Period, the last day of which shall be March 25, 1999.

                  The Administrative Trustees may select a Long-Term Distribution Period which extends to the Stated Maturity of the Series C Notes and eliminates the need for future Auctions (the "Final Distribution Period"). If the Final Distribution Period is selected and Sufficient Clearing Bids are received at the Auction immediately prior to the commencement of such Distribution Period: (i) such Auction will be the final Auction; (ii) the services of the Auction Agent and of the Broker-Dealers will end and (iii) there will be no adjustment to the Distribution Rate following the commencement of such Final Distribution Period, except upon an Trust Agreement Event of Default or during an Extension Period.

                  Notwithstanding the above, (i) if the Securities Trust had duly given notice of a Long-Term Distribution Period, the Securities Trust may,
(a) upon written notice provided by the Administrative Trustees to the Auction Agent and the Depositary not later than 10:00 a.m., New York City time, on the Auction Date scheduled to occur at the end of the then-current Distribution Period, elect to change such subsequent Long-Term Distribution Period (which may be a Final Distribution Period) to a Short-Term Distribution Period or (b) upon written notice provided by the Administrative Trustees to the Auction Agent and the Depositary not less than one Business Day prior to the Auction Date scheduled to occur at the end of the then-current Distribution Period, elect to change the length of such Long-Term Distribution Period; or (ii) if the Administrative Trustees have selected a Short-Term Distribution Period (including a deemed selection pursuant to the second preceding paragraph), the Administrative Trustees may (a) upon written notice provided by the Administrative Trustees to the Auction Agent and the Depositary not less than one Business Day prior to the Auction Date scheduled to occur at the end of the then-current Distribution Period elect to change such subsequent Short-Term Distribution Period to a Long-Term Distribution Period (which may be a Final Distribution Period), or (b) upon written notice provided by the Administrative Trustees to the Auction Agent and the Depositary not later than 10:00 a.m., New York City time, on the Auction Date scheduled to occur at the end of the then-current Distribution Period, elect to change the length of such Short-Term Distribution Period. Any notice regarding the next Distribution Period will specify: (i) whether the next succeeding Distribution Period will be a Short-Term Distribution Period or a Long-Term Distribution Period and the length thereof; (ii) in the case of a Long-Term Distribution Period, the initial Distribution Payment Date; and (iii) in the case of a Short-Term Distribution Period of more than 90 days, the additional Distribution Payment Dates, if any, selected by the Administrative Trustees.

                  The Administrative Trustees may select a Long-Term Distribution Period only if on the date of notice of that selection Distribution payments on the Preferred Securities are current; and

                  A 28-day Short-Term Distribution Period will automatically follow the expiration of the preceding Distribution Period if:

(a) the Administrative Trustees do not select a Long-Term Distribution eriod or a Short-Term Distribution Period; or

(b) Sufficient Clearing Bids are not made for any reason (other than because all of the Preferred Securities are the subject of Submitted Hold Orders) in the Auction occurring at the end of such preceding Distribution Period; or

(c) an Auction is not held, for any reason, on the Auction Date scheduled to occur at the end of such preceding Distribution Period.

                               ARTICLE 3

                               Auction Procedures

                  Article 3 sets forth the Auction Procedures as set forth in the Trust Agreement to determine the Applicable Rate for the Preferred Securities. If the Securities Trust is terminated and the Series C Notes are distributed to the holders of the Preferred Securities subject to Section 103 herein, the below described procedures will be directly applicable to the Series C Notes.

SECTION 301. ...Applicable Rate.

                  The Applicable Rate will ordinarily be the rate per annum that the Auction Agent advises results from the implementation of the Auction Procedures. Pursuant to the Auction Procedures, Persons determine to hold or offer to purchase or sell the Preferred Securities based on the distribution rates bid by them. The Auction Procedures will be implemented on each Auction Date. The Company and any affiliate of the Company may submit an Order in any Auction, subject to compliance with all applicable securities and other laws.

                  The Preferred Securities for which a notice of redemption has been given by the Administrative Trustees will not be eligible to participate in any Auction for a Distribution Period commencing on or after the date specified for redemption, and such Preferred Securities will not be included for purposes of such Auction, whether or not such redemption actually occurs.

SECTION 302. ...Auction Agent.

                  Prior to the issuance of the Preferred Securities, the Company and the Securities Trust will enter the Auction Agent Agreement with the Auction Agent, providing, among other things, that the Auction Agent will follow the Auction Procedures for the purposes of determining the Applicable Rate. The Company will pay the Auction Agent compensation for its services under the Auction Agent Agreement.

                  The Auction Agent will act solely as agent for the Securities Trust in connection with each Auction and will not be a fiduciary for holders of the Preferred Securities. In the absence of bad faith or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent has been negligent in ascertaining the pertinent facts. The Company and the Securities Trust will indemnify the Auction Agent for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with its acceptance or administration of its agency duties or functions under the Auction Agent Agreement.

                  The Auction Agent may terminate the Auction Agent Agreement upon notice to the Administrative Trustees on behalf of the Securities Trust, with such termination being effective on the earlier of (i) the first Business Day after the second Distribution Payment Date occurring after the delivery of such notice or 90 days after the delivery of such notice or (ii) the date on which a successor Auction Agent is appointed by the Administrative Trustees pursuant to an agreement containing substantially the same terms and conditions as the Auction Agent Agreement. The Administrative Trustees may also terminate the Auction Agent Agreement upon 30 days' written notice to the Auction Agent but only if, prior to such termination, the Company and the Securities Trust have entered into an agreement with a successor Auction Agent containing substantially the same terms and conditions as the Auction Agent Agreement. The Trust Agreement provides that the Company and the Securities Trust will use their best efforts to maintain an Auction Agent with respect to the Preferred Securities pursuant to an agreement containing terms and conditions substantially similar to the terms and conditions of the Auction Agent Agreement described herein.

SECTION 303.   ...Broker-Dealers.

                  The Auction Procedures require the participation of one or more broker-dealers. The Auction Agent will initially enter into a non-exclusive agreement with each of Goldman, Sachs & Co. ("Goldman Sachs")and Lehman Brothers Inc. ("Lehman Brothers") and, under certain circumstances, may enter into similar agreements with one or more other broker-dealers (the "Broker-Dealers") that provide for the participation by broker-dealers in Auctions as broker-dealers (collectively, the "Broker-Dealers Agreements"). Subject to certain exceptions, Goldman Sachs and Lehman Brothers will initially be the Broker-Dealers. After each Auction, the Company will pay a service charge to each Broker-Dealer. Existing Holders and Potential Holders must submit Orders for the Preferred Securities through any Broker-Dealer in order to participate in an Auction. Each Broker-Dealer may submit Orders and purchase the Preferred Securities for its own account, either in an Auction or otherwise and, in such capacity, each Broker-Dealer shall be considered an Existing Holder or a Potential Holder, as the case may be.

SECTION 304. ...Purchaser's Letter.

                  As a condition to purchasing the Preferred Securities or participating in an Auction or otherwise acquiring the Preferred Securities, each prospective purchaser of the Preferred Securities may be required to sign and deliver to any Broker-Dealer a purchaser's letter (each, a "Purchaser's Letter"). Each Broker-Dealer will be required to inform the Auction Agent whether the Broker-Dealer required the holder or prospective purchaser to execute a Purchaser's Letter. Each holder or prospective purchaser of the Preferred Securities may be required to deliver an updated Purchaser's Letter no less frequently than annually.

                  In the Purchaser's Letter, the prospective purchaser will agree, among other things:

(i) to offer, sell, transfer or otherwise dispose of the Preferred Securities only pursuant to a Bid or a Sell Order in an Auction, or to or through any Broker-Dealer or to the Company, provided that, in the case of all transfers other than those pursuant to an Auction, the selling Existing Holder or its Broker-Dealer advises the Auction Agent of such transfer and such transfer is made in compliance with the applicable Purchaser's Letter;

(ii) that any Bid or Sell Order placed by such purchaser will constitute an irrevocable offer to purchase or sell the Preferred Securities subject to such Bid or Sell Order, or such lesser number of Preferred Securities as such purchaser will be required to purchase or sell, respectively, as a result of such Auction, at a price of $50,000 per Preferred Security, and that a failure by such purchaser or any Broker-Dealer to place a Bid or Sell Order with respect to any Preferred Securities owned by that purchaser will be deemed to constitute a Hold Order with respect to those Preferred Securities; and

(iii) that it understands and agrees that: (a) so long as there is a Depositary for the Preferred Securities, the ownership of the Preferred Securities as to which that purchaser is the Existing Holder will be maintained in book-entry form by such Depositary, in the account of that purchaser's agent which is a member of the Depositary ("Agent Member"), which in turn will maintain records of that purchaser's ownership; (b) such Agent Member is authorized to disclose to the Auction Agent such information with respect to such purchaser's beneficial ownership as the Auction Agent may request; and (c) so long as there is a Depositary for the Preferred Securities or unless otherwise required by law, such purchaser will not be entitled to receive certificates evidencing the Preferred Securities.

                  Execution of a Purchaser's Letter, if required, is not a commitment to purchase the Preferred Securities but may be a condition precedent to purchasing the Preferred Securities in an Auction or otherwise.

                  Any transfer of the Preferred Securities contrary to the terms of a Purchaser's Letter may, among other things, affect the right of the person acquiring such Preferred Securities to participate in future Auctions.

                  The Auction Agent may rely upon, as evidence of the identities of the Existing Holders, a list of the initial owners of the Preferred Securities provided by the Administrative Trustees or any Broker-Dealer and the results of Auctions and notices from selling Existing Holders (or any Broker-Dealer and Agent Members) with respect to transfers of the Preferred Securities. The Auction Agent will be required to register a transfer of beneficial ownership of the Preferred Securities from an Existing Holder to another person only if such transfer is made to a person that has delivered or caused to be delivered a signed Purchaser's Letter, if required, to any Broker-Dealer and if (i) such transfer is pursuant to an Auction or (ii) the Auction Agent has been notified of such transfer in writing by the selling Existing Holder or its Broker-Dealer, and, in either case, that such transfer is being made in compliance with the terms of the selling Existing Holder's Purchaser's Letter, if any. The Auction Agent is not required to accept any notice of transfer prior to an Auction unless it is received by the Auction Agent by 3:00 p.m., New York City time, on the Business Day immediately preceding the related Auction Date. If there has been a failure by the seller of the Preferred Securities to deliver such Preferred Securities to a purchaser as a result of an Auction, or if a purchaser of the Preferred Securities has failed to make payment to the seller of such Preferred Securities, a Broker-Dealer must send written notice of such failure to the Auction Agent.

SECTION 305. ...Auction Date.

(a) Except as otherwise provided herein, an Auction will be held at the end of each Distribution Period to determine the Applicable Rate for the subsequent Distribution Period. Each such Auction will be held, in the case of an Auction held at the end of a Short-Term Distribution Period, on the Business Day immediately preceding the last day of such Short-Term Distribution Period, and in the case of an Auction held at the end of a Long-Term Distribution Period, on the third Business Day preceding the last day of such Long-Term Distribution Period.

SECTION 306.   ...Orders.

                  The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer. The Auction Agent will, if necessary, round any rate specified in any Order (expressed as a percentage) that contains more than three figures to the right of the decimal point up to the next highest one-thousandth of one percent (.001%).

                  Prior to 12:30 p.m., New York City time, on each Auction Date or such other time on the Auction Date specified by the Auction Agent (the "Submission Deadline"), each Broker-Dealer participating in the Auction will submit to the Auction Agent in writing all Orders obtained by it for such Auction to be conducted on such Auction Date. The Broker-Dealers must submit separate Orders for each customer and may not net or aggregate the Orders of different customers. The Company intends that any Orders submitted by the Company or any of its affiliates would be submitted as close as practicable to the applicable Submission Deadline.

SECTION 307. ...Existing Holders.

                  Prior to the Submission Deadline for each Auction, each Broker-Dealer will contact Existing Holders of the Preferred Securities, by telephone or otherwise, to notify such Existing Holders as to: (i) whether the next Distribution Period is a Short-Term Distribution Period or a Long-Term Distribution Period and the length thereof; (ii) additional Distribution Payment Dates, if any, with respect to a Short-Term Distribution Period of more than 90 days; (iii) the initial Distribution Payment Date, with respect to a Long-Term Distribution Period; and (iv) the Maximum Applicable Rate then in effect; and to determine whether such Existing Holders desire to place Orders. Each Existing Holder, with respect to the Preferred Securities that it then holds, may submit to a Broker-Dealer by telephone or otherwise a:

(i) "Hold Order" -- indicating the number of Preferred Securities that such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next Distribution Period;

(ii) "Bid" -- indicating the number of Preferred Securities that such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next Distribution Period is not less than the rate per annum specified in such Bid; or

(iii) "Sell Order" -- indicating the number of Preferred Securities that such Existing Holder desires to sell without regard to the Applicable Rate for the next Distribution Period.

                  A Sell Order submitted by an Existing Holder will constitute an irrevocable offer to sell the Preferred Securities subject to that Order, and a Bid submitted by an Existing Holder will constitute an irrevocable offer to sell the Preferred Securities subject to that Bid if the rate specified in such Bid is higher than the Applicable Rate determined in the Auction. Any Bid submitted by an Existing Holder specifying a rate higher than the Maximum Applicable Rate will be deemed to be a Sell Order.

                  If, for any Auction, Orders covering all of the outstanding Preferred Securities held by an Existing Holder are not submitted to the Auction Agent (through a Broker-Dealer) prior to the Submission Deadline, whether because any Broker-Dealer failed to contact such Existing Holder, such Existing Holder failed to place a Bid or Sell Order or such Broker-Dealer failed to submit the Existing Holder's Orders or for any other reason, the Auction Agent will deem a Hold Order to have been submitted by such Existing Holder covering the number of Preferred Securities held by such Existing Holder and not subject to any Order submitted to the Auction Agent.

                  An Existing Holder may submit different types of Orders in an Auction with respect to Preferred Securities then held by that Existing Holder. In any Auction, if one or more Orders covering in the aggregate more than the number of Preferred Securities held by an Existing Holder are submitted to the Auction Agent (through a Broker-Dealer), those Orders will be considered valid as follows and in the following order of priority:

                  (i) any Hold Order submitted on behalf of such Existing Holder will be considered valid up to and including the Preferred Securities held by such Existing Holder, except that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Preferred Securities subject to such Hold Orders exceeds the number of Preferred Securities held by such Existing Holder, the number of Preferred Securities subject to each such Hold Order will be reduced pro rata so that such Hold Orders will cover exactly the number of Preferred Securities held by such Existing Holder.

                  (ii) (a) any Bid submitted on behalf of such Existing Holder will be considered valid up to and including the excess of the number of Preferred Securities held by such Existing Holder over the number of Preferred Securities subject to any Hold Orders referred to in clause
         (i) above; (b) subject to subclause (a), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the number of Preferred Securities subject to such Bids is greater than such excess, the number of Preferred Securities subject to each such Bid will be reduced pro rata so that such Bids will cover exactly the number of Preferred Securities equal to such excess; (c) subject to subclause (a), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids will be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and (d) in any such event, the number, if any, of Preferred Securities subject to Bids not valid under subclause
         (a), (b) or (c) of this clause (ii) (i.e., Bids in excess of the Preferred Securities held by the Existing Holder) will be treated as the subject of a Bid by such Existing Holder as a Potential Holder of such Preferred Securities; and

                  (iii) any Sell Order submitted on behalf of such Existing Holder will be considered valid up to and including the excess of the number of Preferred Securities held by such Existing Holder over the number of Preferred Securities subject to valid Hold Orders by such Existing Holder referred to in clause (i) and valid Bids by such Existing Holder referred to in clause (ii), except that if more than one Sell Order is submitted on behalf of such Existing Holder and the Preferred Securities subject to such Sell Orders is greater than such excess, the Preferred Securities subject to such Sell Orders will be reduced pro rata so that such Sell Orders will cover exactly the number of Preferred Securities equal to such excess.

SECTION 308. ...Potential Holders.

                  Prior to the Submission Deadline for each Auction, each Broker-Dealer will contact Potential Holders of the Preferred Securities by telephone or otherwise to notify such Potential Holders as to: (i) whether the next Distribution Period is a Short-Term Distribution Period or a Long-Term Distribution Period and the length thereof; (ii) additional Distribution Payment Dates, if any, with respect to a Short-Term Distribution Period of more than 90 days; (iii) the initial Distribution Payment Date with respect to a Long-Term Distribution Period; and (iv) the Maximum Applicable Rate then in effect; and to determine whether such Potential Holders desire to submit Bids.

                  A Bid submitted by a Potential Holder will constitute an irrevocable offer to purchase the Preferred Securities subject to such Bid if the rate specified in the Bid is less than or equal to the Applicable Rate determined in the related Auction. An Existing Holder who submits a Bid in excess of the number of Preferred Securities then held by such Existing Holder will be treated as a Potential Holder to the extent of such excess. Any Bid submitted by a Potential Holder specifying a rate higher than the Maximum Applicable Rate will be rejected.

                  If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted will be deemed a separate Bid with the rate and number of Preferred Securities specified therein.

SECTION 309. ...Extension Period.

                  During an Extension Period, (i) Distributions will continue to accrue on the Preferred Securities, (ii) Auctions will be discontinued, (iii) regardless of any notice by the Administrative Trustees to the contrary, each subsequent Distribution Period during such Extension Period will be a 28-day Short-Term Distribution Period and (iv) the Distribution Rate for each such Distribution Period will be the Maximum Applicable Rate (which will be reset at the end of each 28-day Short-Term Distribution Period during the Extension Period).

                  Upon not less than five Business Days, nor more than 20 days' written notice to the Auction Agent and the securities depository prior to the last day of the final Distribution Period of any Extension Period, the Administrative Trustees will select a Long-Term Distribution Period or a Short-Term Distribution Period as the next Distribution Period; provided that if the Distribution Period existing prior to such Extension Period was a Final Distribution Period or a Long-Term Distribution Period that would still be in effect but for such Extension Period, the next Distribution Period shall be the remaining term of such Final Distribution Period or Long-Term Distribution Period.

                  Prior to the end of the final Distribution Period of any Extension Period, an Auction will be held to determine the Applicable Rate for the subsequent Distribution Period. Each such Auction will be held (i) in the case of a Short-Term Distribution Period, on the Business Day immediately preceding the last day of the final Distribution Period of such Extension Period and (ii) in the case of a Long-Term Distribution Period, on the third Business Day preceding the last day of the final Distribution Period of such Extension Period.

SECTION 310. ...Determination of Distribution Rate in an Auction.

                  No earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all Orders submitted or deemed submitted to it by any Broker-Dealer (each Hold Order, Bid or Sell Order as submitted or deemed submitted by any Broker-Dealer being referred to herein as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and will determine the excess, if any, of the total number of Preferred Securities over the Preferred Securities subject to Submitted Hold Orders (such excess called the "Available Preferred Securities"). If all of the Preferred Securities are subject to Submitted Hold Orders, there will be no Available Preferred Securities and the Applicable Rate for the next Distribution Period will be the Minimum Applicable Rate on such Auction Date which shall be determined by the Auction Agent in consultation with the Administrative Trustees.

                  If there are Available Preferred Securities with respect to any Auction, the Auction Agent will determine whether Sufficient Clearing Bids have been made in such Auction. "Sufficient Clearing Bids" will have been made if the number of Preferred Securities that are the subject of Submitted Bids by Potential Holders (including Existing Holders who have submitted Bids to purchase additional Preferred Securities and are thus Potential Holders with respect to such Preferred Securities), specifying rates not higher than the Maximum Applicable Rate determined by the Auction Agent in consultation with the Administrative Trustees, equals or exceeds the number of Preferred Securities that are the subject of Submitted Sell Orders (including the number of Preferred Securities subject to Submitted Bids by Existing Holders specifying rates higher than the Maximum Applicable Rate).

                  If Sufficient Clearing Bids have been made with respect to any Auction, the Auction Agent will determine the lowest rate specified in the Submitted Bids of Existing Holders and Potential Holders (the "Winning Bid Rate") that would result in Existing Holders continuing to hold (pursuant to Submitted Bids) and Potential Holders (including Existing Holders who have placed Bids to purchase additional Preferred Securities) purchasing, at such rate, an aggregate number of Preferred Securities at least equal to the number of Available Preferred Securities. If Sufficient Clearing Bids have been made, the Applicable Rate for the next succeeding Distribution Period will be the Winning Bid Rate.

                  If Sufficient Clearing Bids have not been made in an Auction (other than because all of the Preferred Securities are the subject of Submitted Hold Orders) and no Event of Default exists, the Applicable Rate for the next succeeding Distribution Period will be equal to the Maximum Applicable Rate on the date of such Auction, and the related Distribution Period will be a 28-day Short-Term Distribution Period regardless of whether the Administrative Trustees have selected a Long-Term Distribution Period or a Short-Term Distribution Period of any other length prior to such Auction. In such event, Existing Holders that have placed Sell Orders for Preferred Securities will not be able to sell all, and may not be able to sell any, Preferred Securities in such Auction.

                  If Sufficient Clearing Bids have not been made in an Auction (other than because all of the Preferred Securities were the subject of Submitted Hold Orders) or if an Auction has not been held on a scheduled Auction Date (other than because an Event of Default exists or an Extension Period has been elected), the Maximum Applicable Rate with respect to the next succeeding Auction will be the "Special Maximum Applicable Rate," which will be the higher of (i) the Applicable Percentage of the Commercial Paper Rate for a 28-day Short-Term Distribution Period and (ii) 150% of the highest of (a) the Treasury Bill Rate, (b) the Ten-Year Constant Maturity Rate and (c) the Thirty-Year Constant Maturity Rate with respect to such date. The Administrative Trustees may, in their sole discretion, increase the 150% referred to in subclause (ii) of the previous sentence. In the event that the Administrative Trustees determine in good faith that for any reason:

(i) any one of the Treasury Bill Rate, the Ten-Year Constant Maturity Rate or the Thirty-Year Constant Maturity Rate cannot be determined with respect to any date, then the Special Maximum Applicable Rate with respect to such date will be determined on the basis of the higher of whichever two of such rates can be so determined;

(ii) only one of the Treasury Bill Rate, the Ten-Year Constant Maturity Rate and the Thirty-Year Constant Maturity Rate can be determined with respect to any date, then the Special Maximum Applicable Rate with respect to such date will be determined on the basis of whichever such rate can be so determined; or
(iii) none of the Treasury Bill Rate, the Ten-Year Constant Maturity Rate and Thirty-Year Constant Maturity Rate can be determined with respect to any date, then the Special Maximum Applicable Rate will be the rate otherwise determined under the terms of the Preferred Securities.

                  If either Moody's or S&P or both do not make ratings on the Preferred Securities available, the Administrative Trustees will select one or two nationally recognized statistical rating organizations (as the term is used in the rules and regulations of the Commission under the 1934 Act), as the case may be, to act as a substitute rating agency or substitute rating agencies, and the Administrative Trustees will take all reasonable action to enable such rating agency or rating agencies to make available the equivalent rating or ratings for the Preferred Securities. The Administrative Trustees will take all reasonable action necessary to enable Moody's and S&P to provide a rating for the Preferred Securities. If necessary, the Special Maximum Applicable Rate shall be determined by the Auction Agent in consultation with the Administrative Trustees.

                  With respect to the Preferred Securities, the Administrative Trustees may from to time, upon delivery of written notice to the Auction Agent and the Depositary, increase the Applicable Percentages used to calculate the Maximum Applicable Rate as follows: the 150% to up to 175%, the 200% to up to 225% and the 250% to up to 275%, with no change to the 300%. The Administrative Trustees have no obligation to designate a higher Applicable Percentage.

SECTION 311. ...Acceptance and Rejection of Orders and Allocation of Preferred Securities.

                  With respect to each Auction, Submitted Bids and Submitted Sell Orders will be accepted or rejected by the Auction Agent such that the Existing Holders and Potential Holders of the Preferred Securities will sell, continue to hold and/or purchase the Preferred Securities as described below and in such order of priority. Existing Holders that placed or were deemed to have placed Hold Orders in such Auction will continue to hold Preferred Securities subject to such Hold Orders, subject to the rounding procedures described herein.

                  If Sufficient Clearing Bids in any Auction have been made:

(i) each Existing Holder that placed a Submitted Bid specifying a rate higher than the Winning Bid Rate or a Submitted Sell Order will sell the number of Preferred Securities subject to such Submitted Bid or Submitted Sell Order;

(ii) each Existing Holder that placed a Submitted Bid specifying a rate lower than the Winning Bid Rate will continue to hold the number of the Preferred Securities subject to such Submitted Bid;

(iii) each Potential Holder that placed a Submitted Bid specifying a rate lower than the Winning Bid Rate will purchase the number of Preferred Securities subject to such Submitted Bid;

(iv) each Existing Holder that placed a Submitted Bid specifying a rate equal to the Winning Bid Rate will continue to hold the number of Preferred Securities subject to such Submitted Bid, unless the number of Preferred Securities subject to all such Submitted Bids placed by Existing Holders is greater than the excess of the number of Preferred Securities over the number of Preferred Securities accounted for in clauses (ii) and (iii) above, in which event each Existing Holder with such a Submitted Bid will sell a number of Preferred Securities determined on a pro rata basis based on the number of Preferred Securities subject to all such Submitted Bids by such Existing Holders; and

(v) each Potential Holder that placed a Submitted Bid specifying a rate equal to the Winning Bid Rate will purchase any Preferred Securities not accounted for in clause (ii), (iii) or (iv) above on a pro rata basis based on the number of outstanding Preferred Securities subject to all such Submitted Bids by such Potential Holders.

                  If Sufficient Clearing Bids have not been made in any Auction (other than because all of the Preferred Securities are the subject of Submitted Hold Orders):

                  (i) each Existing Holder that placed a Submitted Bid specifying a rate equal to or lower than the Maximum Applicable Rate will continue to hold the number of outstanding Preferred Securities subject to such Submitted Bid;

                  (ii) each Potential Holder that placed a Submitted Bid specifying a rate equal to or lower than the Maximum Applicable Rate will purchase the number of Preferred Securities subject to such Submitted Bid; and

                  (iii) each Existing Holder that placed a Submitted Sell Order (including a Submitted Bid specifying a rate in excess of the Maximum Applicable Rate) will sell a number of Preferred Securities, determined on a pro rata basis, such that the aggregate number of Preferred Securities sold by all such Existing Holders is equal to the number of Preferred Securities to be purchased pursuant to (ii) above.

                  Notwithstanding the above, if Sufficient Clearing Bids have not been made (other than because all of the Preferred Securities are the subject of Submitted Hold Orders) in an Auction held for the purpose of determining the Distribution Rate for a Long-Term Distribution Period, (i) each Existing Holder will continue to hold its Preferred Securities after such Auction irrespective of any Orders made by such Existing Holders or by Potential Holders, (ii) the next-succeeding Distribution Period will be, notwithstanding any prior notice by the Administrative Trustees, a 28-day Short-Term Distribution Period and (iii) the Distribution Rate for such Short-Term Distribution Period will be the Maximum Applicable Rate as of such Auction Date.

                  If, in any Auction, as a result of the Auction Procedures described above, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Preferred Security on any Auction Date, the Auction Agent will, in such manner as it may determine (in its sole discretion), round up or down the number of the Preferred Securities being sold or purchased by any Existing Holder or Potential Holder on such Auction Date so that the number of the Preferred Securities sold or purchased by each Existing Holder or Potential Holder will be whole Preferred Securities, even if such allocation results in one or more of such Potential Holders not purchasing the Preferred Securities on such Auction Date or one or more Existing Holders selling all the Preferred Securities previously held by them.

SECTION 312. ...Notification of Results.

                  On the Auction Date for each Auction the Auction Agent will advise each Broker-Dealer with respect to any Bid or Sell Order submitted on behalf of a Bidder whether any such Order was accepted or rejected in whole or in part and the Distribution Rate for the next Distribution Period by telephone by approximately 3:00 p.m., New York City time, on such Auction Date.

                  The Broker-Dealer Agreements will provide that if any Broker-Dealer submitted a Bid or Sell Order on behalf of a Bidder in any Auction, such Broker-Dealer will (i) advise such Bidder as soon as practicable whether such Bid or Sell Order was accepted or rejected, (ii) advise each such Bidder that will hold the Preferred Securities following such Auction of the duration of and the Distribution Rate for the next Distribution Period and (iii) advise each such Bidder purchasing or selling shares to give instructions to such Broker-Dealer (or its Agent Member) to pay the purchase price (in same-day funds) against delivery of such Preferred Securities by book entry ("Delivery") or to effect Delivery of such Preferred Securities against payment therefor, as may be appropriate. If any Broker-Dealer submitted a Hold Order on behalf of an Existing Holder in any Auction, such Broker-Dealer will also advise such Existing Holder of the duration of and the Distribution Rate for the next Distribution Period. The Auction Agent will record each transfer of the Preferred Securities on the registry of Existing Holders to be maintained by the Registrar and Transfer Agent.

                  Based on the results of each Auction, the Auction Agent will determine the aggregate number of Preferred Securities to be purchased and the aggregate number of Preferred Securities to be sold by Potential Holders and Existing Holders on whose behalf any Broker-Dealer placed Orders.

                  If any Existing Holder selling Preferred Securities in any Auction fails to instruct its Agent Member to effect Delivery of the Preferred Securities, a Broker-Dealer may Deliver to a person who was to have purchased Preferred Securities in such Auction a number of Preferred Securities, that is less than the number of Preferred Securities that otherwise was to be purchased by such person. In that event, the number of Preferred Securities to be so Delivered will be determined by such Broker-Dealer. Neither the Company, the Securities Trust nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Holder, an Existing Holder or any Broker-Dealer or Agent Member to effect Delivery of the Preferred Securities or to pay for the Preferred Securities purchased or sold pursuant to an Auction or otherwise.

                               ARTICLE 4.........

                                Events of Default

SECTION 401. ...Restatement of Section 5.01. Solely, with respect to the Series
C Notes, Subsections (1) and (2) of Section 5.01 of the Original Indenture are hereby restated in their entirety:

     1. default in the payment of any interest upon the Series C Notes when it becomes due and payable on an Interest Payment Date other than at Maturity, including Additional Interest (as defined in clause (ii) of the definition thereof) in respect thereof, and continuance of such default for a period of ten (10) days (provided, however, if the Interest Period in which such default occurs is less than 12 days, the continuance of such default for a period of days that is two days less than the length of such Interest Period); provided, further, that (i) a valid extension of the interest payment period by the Company pursuant to the terms of hereof shall not constitute a default in the payment of interest for this purpose, (ii) no such default shall be deemed to exist if, on or prior to the date on which such interest became due, the Company shall have made a payment sufficient to pay such interest pursuant to the Guarantee related to the Preferred Securities, and shall have delivered a notice to the Trustee to that effect; or

     2. default in payment of Additional Interest (as defined in clause (i) of the definition thereof) and the continuance of such default for a period of ten (10) days (provided, however, if the Interest Period in which such default occurs is less than 12 days, the continuance of such default for a period of days that is two days less than the length of such Interest Period).

                               ARTICLE 5.........

                            Miscellaneous Provisions

SECTION 501. ...Recitals by Company.

                  The recitals in this Second Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series C Notes and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 502. ...Ratification and Incorporation of Original Indenture.

                  As heretofore supplemented and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and modified, and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 503. ...Executed in Counterparts.

                  This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officers, all as of the day and year first above written.

ATTEST:                                        ALABAMA POWER COMPANY



By:                                            By:
         Assistant Secretary                   Executive Vice President, Chief
                                                Financial Officer and Treasurer





ATTEST:                                  THE CHASE MANHATTAN BANK


By:                                       By:
         Trust Officer                        Assistant Vice President

NO. 1                                                 CUSIP NO. __________

THE INDEBTEDNESS EVIDENCED BY THIS SECURITY IS, TO THE EXTENT PROVIDED IN THE INDENTURE, SUBORDINATE AND SUBJECT IN RIGHT OF PAYMENT TO THE PRIOR PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS AND THIS SECURITY IS ISSUED SUBJECT TO THE PROVISIONS OF THE INDENTURE WITH RESPECT THERETO.

                              ALABAMA POWER COMPANY
                        SERIES C JUNIOR SUBORDINATED NOTE
                              DUE FEBRUARY 28, 2029

  Principal Amount:     $_________

  Record Date:          Business Day immediately preceding the Interest
                                Payment Date

  Original Issue Date:  February 25, 1999

  Stated Maturity:     February 28, 2029

  Interest Rate:       Determined by procedures set forth in the Indenture

  Interest Payment Dates:   Determined by procedures set forth in the Indenture

      Authorized Denomination: $50,000

      Alabama Power Company, an Alabama corporation (the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of ______________ DOLLARS ($_________) on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date commencing on the Interest Payment Date next succeeding the Original Issue Date shown above and on the Stated Maturity (or upon earlier redemption) at the prevailing Interest Rate until the principal hereof is paid or made available for payment and on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the "Note") is registered on the Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.

                  Payments of interest on this Note in respect of a Short-Term Distribution Period (or a portion thereof) will be computed by multiplying the per annum Interest Rate in effect for such Short-Term Distribution Period by a fraction, the numerator of which will be the actual number of days in such Short-Term Distribution Period (or portion thereof) (determined by including the first day thereof and excluding the last thereof) and the denominator of which will be 360, and multiplying the rate so obtained by the principal amount hereof. The amount of interest on this Note payable on each Interest Payment Date in respect of a Long-Term Distribution Period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, in the case of a Long-Term Distribution Period beginning or ending on a date other than the first date of a month, portion of any 30-day month based upon the actual number of days elapsed.

                  The Company has the right to defer payments of interest on the Series C Notes by extending the interest payment period from time to time on the Series C Notes (an "Extension Period"). During this Extension Period, (i) Interest will continue to accrue on the Series C Notes, (ii) Auctions will be discontinued, (iii) regardless of any notice by the Administrative Trustees to the contrary, each subsequent Distribution Period during such Extension Period will be a 28-day Short-Term Distribution Period and (iv) the Distribution Rate for each such Distribution Period will be the Maximum Applicable Rate (which will be reset at the end of each 28-day Short-Term Distribution Period during the Extension Period).

                  If the Company decides to defer interest payments on the Series C Notes, the Extension Period shall consist of consecutive 28-day Short-Term Distribution Periods which in the aggregate shall not exceed five years (which approximates to a maximum of 65 consecutive 28-day Short-Term Distribution Periods). An Extension Period shall not extend beyond the stated maturity of the Series C Notes. Prior to the termination of any Extension Period, the Company may further defer payments of interest provided that the Extension Period, together with all such previous and further extensions thereof, may not exceed 65 consecutive 28-day Short-Term Distribution Periods. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period, subject to the above requirements. There could be multiple Extension Periods of varying lengths throughout the term of the Series C Notes.

                  During an Extension Period unpaid interest (together with interest thereon) will compound on each Interest Payment Date at the prevailing Interest Rate ("Deferred Interest"). Upon the termination of each Extension Period, which shall be an Interest Payment Date, the Company shall pay all Deferred Interest on the next succeeding Interest Payment Date to the Person in whose name this Note is registered at the close of business on the Record Date for such Interest Payment Date, provided that any Deferred Interest payable at Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Prior to the termination of any such Extension Period, the Company may extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed 65 consecutive 28-day Short-Term Distributions Periods. Upon the termination of any such Extension Period, and the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the above requirements. If the Company shall have given notice of its election to select any Extension Period, the Company shall not (i) declare or pay any dividend or distribution on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or make any guarantee payments with respect to the foregoing and
(ii) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than its guarantee of the Preferred Securities issued by the Securities Trust) issued by the Company that rank pari passu with or junior to this Note. The Company shall give the Holder of this Note, the Trustee and the Auction Agent notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of (i) the Record Date relating to the Interest Payment Date on which the Extension Period is to commence or relating to the Interest Payment Date on which an Extension Period that is being extended would otherwise terminate or (ii) the date the Company or Securities Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the record date or the date distributions are payable.

                  The Company also shall be obligated to pay when due and without extension all additional amounts as may be required so that the net amount received and retained by the Holder of this Note (if the Holder is a Securities Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts such Holder would have received had no such taxes, duties, assessments, or other governmental charges been imposed.

                  Payment of the principal of and interest (including Additional Interest, if any) due at the Stated Maturity or earlier redemption of the Series C Notes shall be made upon surrender of the Series C Notes at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment
Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

                  The indebtedness evidenced by this Note is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Note is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: ______ __, ____.



                         ALABAMA POWER COMPANY



                         By:
                                  William B. Huchins, III
                                  Executive Vice President, Chief Financial
                                  Officer and Treasurer


Attest:




Assistant Secretary


                  {Seal of ALABAMA POWER COMPANY appears here}

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes referred to in the within-mentioned Indenture.

                                 THE CHASE MANHATTAN BANK,
                                 as Trustee



                                 By:
                                         Authorized Officer

                             (Reverse Side of Note)

                  This Note is one of a duly authorized issue of Junior Subordinated Notes of the Company (the "Notes"), issued and issuable in one or more series under a Subordinated Note Indenture, dated as of January 1, 1997, as supplemented (the "Indenture"), between the Company and The Chase Manhattan Bank, Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series C Junior Subordinated Notes due February 28, 2029 (the "Series C Notes") in the aggregate principal amount of up to $5l,550,000. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

                  While the Preferred Securities are outstanding, (i) the Interest Rate, Interest Periods, Interest Payment Dates and associated terms relating to this Note shall be the same as the Distribution Rate, Distribution Periods, Distribution Payment Dates and associated terms relating to the Preferred Securities, established in Article 2 of the Second Supplemental Indenture and (ii) the Auction Procedures relating to this Note shall be the same as those procedures relating to the Preferred Securities, established in
Article 3 to the Second Supplemental Indenture.

                  If the Securities Trust is terminated and this Note is distributed to holders of Preferred Securities, subject to Section 102(c) of the Second Supplemental Indenture, the terms and procedures relating to the Preferred Securities established in Articles 2 and 3 of the Second Supplemental Indenture shall be directly applicable to this Note.

                  The Company shall have the right, subject to the terms and conditions of the Indenture, to redeem this Note on any Interest Payment Date at the option of the Company, without premium or penalty, in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date. Upon the occurrence of a Special Event (as defined below) at any time, the Company may, within 90 days following the occurrence thereof and subject to the terms and conditions of the Indenture, redeem this Note without premium or penalty, in whole, at a Redemption Price equal to 100% of the principal amount thereof plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date. A Special Event may be a Tax Event or an Investment Company Act Event. "Tax Event" means that the Company shall have received an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (i) the related Securities Trust would be subject to United States federal income tax with respect to income accrued or received on the Series C Notes, (ii) interest payable to the related Securities Trust would not be deductible by the

Company for United States federal income tax purposes, or (iii) the related Securities Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the Original Issue Date. "Investment Company Act Event" means that the Company shall have received an Opinion of Counsel to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the related Securities Trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the Original Issue Date.

                  In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. The Notes will not have a sinking fund.

                  If a Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                  No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Notes of this series are issuable only in registered form without coupons in denominations of $50,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.

                  This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM -    as tenants in      UNIF GIFT MIN ACT-    ____ Custodian ____
               common                                     (Cust)      (Minor)


  TEN ENT -    as tenants by the      under Uniform Gifts to Minors Act
               entireties

  JT TEN -     as joint tenants with                __________________
               right of survivorship and                      (State)
               not as tenants in common


           Additional abbreviations may also be used
                   though not on the above list.
                       ---------------------

                  FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto __________ (please insert Social Security or other identifying number of assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF
ASSIGNEE

------------------------------------------------------------------------------

------------------------------------------------------------------------------

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:  ________________            __________________________________

                                    ----------------------------------

                                    NOTICE: The signature to this
                                    assignment must correspond
                                    with the name as written
                                    upon the face of the within
                                    instrument in every
                                    particular without
                                    alteration or enlargement,
                                    or any change whatever.

                                    EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Notes referred to in the within-mentioned Indenture.

                            THE CHASE MANHATTAN BANK,
                             as Trustee



                                               By:
                                                  Authorized Officer